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                                                                    EXHIBIT 21.1




The subsidiaries of Allied Holdings, Inc. and the place of incorporation or organization are as follows:

Allied Automotive Group, Inc. - Georgia
Allied Industries Incorporated - Georgia
Haul Risk Management Services, Inc. - Georgia
Link Information Systems, Inc. - Georgia
Allied Southwoods, Inc. - Georgia
Axis Group, Inc. - Georgia
Allied Systems, Ltd., LLP - Georgia
Inter Mobile, Inc. - Georgia
Legion Transportation, Inc. - Georgia
Automotive Transport Services, Inc. - Georgia
Allied Systems (Canada) Company - Nova Scotia
Axis International, Inc. - Georgia
Axis Truck Leasing, Inc. - Georgia
Axis North America, Inc. - Georgia
Kar-Tainer International, Inc. - Florida
Canadian Acquisition Corp. - Georgia
RC Management Corp. - Delaware
GACS Incorporated - Florida
Allied Freight Broker, Inc. - Virginia
QAT, Inc. - Florida
OSCHO, Inc. - Florida
Terminal Service Co. - Washington
F.J. Boutell Driveaway Co., Inc. - Michigan
RMX, Inc. - Delaware
Transport Support, Inc. - Delaware
Commercial Carriers, Inc. - Michigan
B&C Inc. - Michigan
Haul Insurance Limited - Cayman Islands
AH Industries, Inc. - Alberta
Kar-Tainer International Limited - Bermuda
Axis Netherlands, LLC - Georgia
Axis Netherlands C.V. - Netherlands
Axis Holdings Ltda. - Brazil
Axis Areta, LLC - Georgia
Arrendadora de Equipo para el Transporte de Automoviles,
  s. de R.L. de C.V.- Mexico
Axis Logistica, S. de R.L. de C.V. - Mexico
Logistic Technology, LLC - Georgia
Kar-Tainer International (Pty) Ltd. - South Africa
Axis Canada Company - Nova Scotia
Allied ASL Holdings, Inc.
CT Group, Inc. - Michigan
CT Services, Inc. - Michigan
Cordin Transport, Inc. - Michigan